EXHIBIT INDEX
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Exhibit No.  Description
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 (5)(a)      Opinion of Martin S. Wagner, Esq.
    (b) The registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
(23)(a)      Consent of Independent Auditors.
    (b)      Consent of Martin S. Wagner, Esq. (see Exhibit 5(a)).
(24)(a)      Certified Resolution.
    (b)      Power of Attorney.